UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2007
ISOTIS S.A.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	000-50449

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
2 Goodyear
Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

(949) 595-8710
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
     As previously reported, on December 14, 2006, IsoTis, Inc., a Delaware corporation (“IsoTis US”), distributed offer memorandums (the “Offer Memorandums”) commencing a public exchange offer (the “Exchange Offer”) for all of the issued and outstanding registered shares of IsoTis S.A., a Swiss corporation (the “Company”). As disclosed in the Offer Memorandums, IsoTis US intended to delist the securities of the Company from SWX Swiss Exchange, Euronext Amsterdam and the Toronto Stock Exchange (the “Exchanges”). On July 23, 2007, the final step of the Exchange Offer was consummated by means of a squeeze-out merger between the Company and IsoTis International S.A., a wholly-owned subsidiary of IsoTis US. Following the consummation of the Exchange Offer, the securities of the Company were officially delisted from the Exchanges before their relevant markets opened on July 30, 2007. A copy of the press release regarding the delisting from the Exchanges is attached hereto as Exhibit 99.1.
Item 9.01     Financial Statements and Exhibits
(d)     Exhibits

Exhibit No.	Document

99.1	Press Release, dated July 25, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2007	ISOTIS S.A.
	By:	/s/ Robert J. Morocco
Robert J. Morocco
Chief Financial Officer, Senior Vice President, Secretary & Treasurer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release, dated July 25, 2007.